Exhibit 10.17

AMENDED AND RESTATED

GUARANTY AND SECURITY AGREEMENT

This AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT (this “Security Agreement”) is made as of June 30, 2022, by and among CorpHousing Group Inc., a Delaware corporation (the “Company”), the subsidiaries of the Company named on the signature pages hereto (the “Guarantors” and individually a “Guarantor”), and Greenle Partners LLC Series Alpha P.S. (the “Lender”). The Company and the Guarantors are collectively referred to in this Security Agreement as the “Grantors” and the Grantors and the Lender are collectively referred to in this Security Agreement as the “Parties.”

WHEREAS, the Lender has previously acquired from Evergreen Capital Management LLC (“Evergreen Capital”) a promissory note of the Company dated May 27, 2022 in the original principal amount of $1,750,000 (the “May Note”) issued pursuant to a Securities Purchase Agreement, dated as of May 27, 2022 (the “May Purchase Agreement”), between the Company and Evergreen Capital, that was secured pursuant to the terms of a Guaranty and Security Agreement dated as of May 27, 2022 (the “Original Security Agreement”) among the Company, the Guarantors and Evergreen Capital, which has been assigned by Evergreen Capital to the Lender;

WHEREAS, the Lender has agreed to lend to the Company in one or more tranches up to $5,000,000 (each, a “Loan” and collectively the “Loans”) pursuant to a Securities Purchase Agreement, dated as of even date herewith (the “June Purchase Agreement”), between the Company and the Lender, which Loans shall initially be evidenced by one or more promissory notes issued pursuant to the June Purchase Agreement (the “June Notes” and, together with the May Note and any additional promissory notes that may be issued under the June Purchase Agreement, the “Notes”). Capitalized terms used herein and not otherwise defined herein having the meanings set forth in the June Notes or, if not defined therein, in the June Purchase Agreement;

WHEREAS, as a condition precedent to the Loans and as security for repayment of the Loans upon the terms set forth in the June Notes and the guarantees of the Guarantors hereunder, the Guarantors also agree to guaranty all obligations of the Company under the June Notes and the other obligations of the Company under the Transaction Documents (as defined in the June Purchase Agreement), and the Grantors agree to execute and deliver this Security Agreement to the Lender and hereby to pledge and grant to the Lender a lien on and security interest in all of Grantors’ rights and interest the Pledged Collateral (as defined below), whether now owned or hereafter acquired;

WHEREAS, as an additional condition to the Loans, the Company and the Guarantors agree to amend and restate in its entirety the Original Security Agreement on the terms set forth in this Security Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make the Loans and accept the June Notes, the Parties hereby agree as follows:

SECTION 1.          Pledge. Each Grantor hereby pledges and delivers to the Lender and reaffirms its prior pledge and delivery to the Lender, and hereby grants to the Lender and reaffirms it prior grant to the Lender, of a lien on and security interest in all of each Grantor’s right, title, and interest in and with respect to each of the following, whether now owned or hereafter acquired (collectively, the “Pledged Collateral”):

(a)             the properties, assets, and rights of the Grantor described in Attachment 1 hereto, wherever located, whether such Grantor now has or hereafter acquires an ownership or other interest or power to transfer; and

(b)             to the extent not covered by subsection (a) above, all general intangibles (including causes of action) relating to, and all proceeds of, any or all of the foregoing Pledged Collateral;

provided, however, that if a Document or Instrument (each as defined in Attachment 1 hereto) or other agreement or lease of a Grantor may not be pledged by such Grantor hereunder without the consent or approval of a counterparty thereto, such Document, Instrument, agreement or lease shall not be deemed pledged to the Lender, and the Lender shall not be deemed to have a lien on or a security interest therein, until such consent or approval of such counterparty is obtained, and the Grantors shall use commercially reasonable best efforts to obtain such consent or approval as soon as practicable following the first date on which such Document, Instrument, agreement or lease would otherwise be pledged to the Lender as Pledged Collateral hereunder.

For purposes of this Agreement, “proceeds” includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Grantor or the Company from time to time with respect to any of the Pledged Collateral.

SECTION 2.          Security for Obligations. This Security Agreement secures the prompt and complete (a) payment of all obligations of the Grantors to the Lender now or hereafter existing under this Security Agreement, the Notes and any and all Transaction Documents (as such term is defined in each of the May Purchase Agreement and the June Purchase Agreement), including, without limitation, the payment of the Revenue Share (as such term is defined in Section 5.1 of each of the May Purchase Agreement and the June Purchase Agreement); and (b) performance and observance by the Grantors of all of their respective covenants and conditions contained in the Transaction Documents (as such term is defined in each of the May Purchase Agreement and the June Purchase Agreement). All such obligations, covenants and conditions described in the immediately preceding clauses (a) and (b), whether for principal, interest, fees, expenses, or otherwise, are hereinafter collectively referred to as the “Obligations.” Upon repayment in full of all of the Obligations other than the Obligations relating to the Revenue Share under the May Purchase Agreement and the June Purchase Agreement (such Obligations, the “Revenue Share Obligations”)), or conversion of 100% of the outstanding Notes into common stock of the Company (as provided in the Notes) or exchange of 100% of the outstanding Notes for shares of preferred stock of the Company as contemplated by the June Purchase Agreement, the Company shall provide the Lender with such amendments or modifications to the UCC Financing Statements filed with respect to the any and all of the Pledged Collateral necessary to amend or modify such UCC Financing Statements to remove from the Pledged Collateral all Pledged Collateral other than (i) the equity interests of the Grantors in CH Revenue Share Lease HoldCo LLC, a Delaware limited liability company (“Lease Holdco”) and (ii) the properties, assets, and rights of Lease Holdco described in Attachment 1 hereto, wherever located, whether Lease Holdco now has or hereafter acquires an ownership or other interest or power to transfer thereof, and all general intangibles (including causes of action) relating to, and all proceeds of, any or all of the foregoing Pledged Collateral (the Pledged Collateral referred to in (i) and (ii), collectively, the “Revenue Share Collateral”), and Lender shall promptly execute and return same to the Company (and in no event less than five business days following receipt of such UCC amendments); provided, that if such UCC amendments are not executed by the Lender and delivered to the Company within such five-day period, the Company shall be entitled to prepare, execute and file same. Upon repayment in full of all of the Obligations including the Revenue Share Obligations, the Company shall provide the Lender with UCC termination statements and other documentation necessary to terminate (the “UCC Terminations”) any UCC Financing Statements filed with respect to any and all Pledged Collateral and Lender shall promptly execute and return same to the Company (and in no event less than five business days following receipt of such UCC Terminations); provided, that if such UCC Terminations are not executed by the Lender and delivered to the Company within such five-day period, the Company shall be entitled to prepare, execute and file same.

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For purposes of clarity, in circumstances where all amounts payable under the Notes, including principal thereunder and interest thereon, have been paid by the Company (or converted into common stock or preferred stock of the Company), (a) the pledge and grant by the Grantors to the Lender of a security interest in the Pledged Collateral, other than the Revenue Share Collateral, shall be terminated, and (b) the Company shall be entitled to amend or modify the UCC Financing Statements filed with respect to the Pledged Collateral to remove all Pledged Collateral other than the Revenue Share Collateral, and (c) the Revenue Share Collateral shall thereafter be the only collateral pledged by the Grantors to secure the payment obligations of the Grantors with respect to the Revenue Share Obligations and the obligations of the Grantors under this Security Agreement and the other Transactions Documents.

SECTION 3.          UCC Financing Statements on Pledged Collateral. Grantors agree that at any time and from time to time each Grantor will promptly execute and deliver all further instruments, UCC financing statements, and documents, and take all further action that may be reasonably desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral. Each Grantor shall deliver to Lender within three (3) Business Days of the date of execution of this Security Agreement a form of UCC financing statement(s) prepared by Lender and in form reasonably satisfactory to the Grantor and consistent with this Agreement with respect to the Pledged Collateral, to be filed and recorded by the Lender at its own discretion. Lender may, at any time and from time to time, upon the occurrence and during the continuance of an Event of Default, subject to grace and cure periods under the Notes and a cure period hereunder of fourteen (14) days for the Company or any Guarantor to correct any Default, in order to facilitate the Lender’s exercise of its rights and remedies hereunder, in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Lender or any of its nominees, part or all of the Pledged Collateral.

SECTION 4.          Further Assurances; Information; Legending the Certificates. Each Grantor shall cooperate in the completion of, and execute and deliver, any and all notices, forms, schedules or other documents which may be filed by the Lender on its own behalf or on behalf of such Grantor, including any and all required notices or statements, and do or cause to be done all such other acts and things, necessary or, in the opinion of the Lender, advisable, for the disposition of any part of the Pledged Collateral pursuant to applicable law.

SECTION 5.          Representations and Warranties. Each Grantor represents and warrants to the Lender that:

(a)             No currently effective UCC financing statement covering any of the Pledged Collateral is on file in any public office other than financing statements, if any, related to Permitted Liens (for purposes of this Agreement, “Permitted Liens” means (A) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and securing amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens), and with respect to which adequate reserves or other appropriate provisions are being maintained by a Grantor, (B) deposits made (and the liens thereon) in the ordinary course of business of a Grantor (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts, (C) liens for taxes not yet due and payable or which are being contested in good faith and with respect to which adequate reserves are being maintained by a Grantor, (D) purchase money liens relating to the acquisition of equipment, machinery or other goods of a Grantor and (E) liens created by the Original Security Agreement, which liens are reaffirmed pursuant to this Security Agreement (provided, that in the event of any discrepancy between the Original Security Agreement and this Security Agreement, this Security Agreement shall prevail);

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(b)             Such Grantor is and will remain the legal and beneficial owner of the Pledged Collateral, free of all liens and claims whatsoever, other than Permitted Liens, and with full power and authority to execute this Security Agreement and perform its obligations hereunder, and to subject the Pledged Collateral to the security interest hereunder, except for sales, transfers, dispositions, modifications and amendments, as contemplated by the May Purchase Agreement or the June Purchase Agreement, including dispositions of assets (including leases and lease rights) in the ordinary course of business, and the use of revenue proceeds generated through or from the Pledged Assets in the ordinary course of business;

(c)             All information with respect to the Pledged Collateral set forth in any schedule, certificate or other writing at any time hereafter furnished by Grantors to the Lender, and all other written information hereafter furnished by Grantors to the Lender, is and will be true and correct in all material respects as of the date furnished;

(d)             The execution and delivery of this Security Agreement and the performance by each Grantor of its obligations hereunder do not and will not contravene or conflict with any provision of presently effective law or of any agreement binding upon such Grantor, and this Security Agreement is a legal, valid and binding obligation of each Grantor, enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency or similar laws and by general principles of equity; and

(e)             For the purposes of notices under this Agreement, the Company and each of the Grantors shall accept notice at the address for notices set forth with the Company’s signature hereto.

(f)             The Grantors hereby represent and warrant that (a) set forth on Schedule I hereto is (i) the legal name of each Grantor, (ii) the jurisdiction of incorporation or organization of each Grantor, (iii) the identity or type of organization or corporate structure of each Grantor (iv) the Federal Taxpayer Identification Number and organizational number of each Grantor and (v) the true and correct location of the chief executive office of each Grantor and principal place of business and any office in which each Grantor maintains books of records relating to Collateral owned by it.

SECTION 6.          Covenants. During the term of this Security Agreement, each Grantor covenants and agrees with the Lender as follows:

(a)             Such Grantor shall give the Lender written notice of any change to the address referenced in Section 5(e);

(b)             Such Grantor shall duly fulfill in all material respects all obligations on its part to be fulfilled under or in connection with the Pledged Collateral and shall do nothing to impair in any material respect the rights of the Lender therein;

(c)             Following the occurrence and during the continuance of an Event of Default, any proceeds of Pledged Collateral that is not subject to a prior lien, when first received by or on behalf of such Grantor, if so requested by the Lender, shall be deposited by or on behalf of Grantor in the form so received in such account as the Lender shall specify, and until so deposited shall be held in trust for and as the Lender’s property and shall not be commingled with such Grantor’s or any other Person’s other funds or properties;

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(d)             Such Grantor shall (i) comply in all material respects with all applicable laws with respect to the Pledged Collateral or any part thereof, (ii) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Pledged Collateral or in respect of its income or profits therefrom and all claims of any kind which, if unpaid, might by law become a lien upon the Pledged Collateral or in respect of its income or profits therefrom, except that such Grantor shall not be required to pay or discharge any such tax, assessment, charge, or claim which is being contested in good faith and by proper proceedings, and (iii) advise the Lender promptly, in reasonable detail, of any lien or claim made or asserted against any of the Pledged Collateral other than Permitted Liens;

(e)             If the validity or priority of this Security Agreement or of any right, title, security interest, or other interest created or evidenced hereby shall be attacked, endangered, or questioned or if any legal proceedings are instituted against such Grantor with respect thereto, such Grantor will give prompt written notice thereof to the Lender and will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Lender (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Security Agreement and the right, title, security interest, and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by such Grantor, and the Person incurring such expenses shall be subrogated to all rights of the Person receiving such payment;

(f)              Such Grantor will, on request of the Lender, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Security Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including further security agreements, financing statements and continuation statements) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Security Agreement and such other instruments and to subject to the security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including any renewals, additions, substitutions, replacements or appurtenances to the Pledged Collateral; and (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including any financing statement) deemed advisable by the Lender to protect the security interest hereunder against the rights or interests of third persons;

(g)             Such Grantor shall account fully and faithfully for and, if the Lender so elects following the occurrence and during the continuance of an Event of Default, shall promptly pay or turn over to the Lender the proceeds in whatever form received from disposition in any manner of any of the Pledged Collateral. Such Grantor shall keep accurate and complete records of the Pledged Collateral and its proceeds;

(h)             From time to time, upon demand of the Lender, such Grantor will keep and stamp or otherwise mark any and all instruments, documents and chattel paper and its individual books and records relating to any of the Pledged Collateral in such a manner as the Lender may reasonably require; and

(i)              Such Grantor shall furnish the Lender all such information as the Lender may reasonably request with respect to the Pledged Collateral.

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SECTION 7.          Voting Rights; Dividends; Etc.

(a)            So long as no Event of Default shall have occurred and be continuing:

(i)             Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Security Agreement or any other Transaction Document; provided, however, that each Grantor shall give the Lender at least five (5) days’ written notice of the manner in which he intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Pledged Collateral or any part thereof which may have a material adverse effect on the value of the Pledged Collateral or any part thereof.

(ii)            Any and all of the following shall be delivered in the ordinary course and pursuant to the Company’s charter and by-laws:

(A)            dividends or interest paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; and

(B)            dividends and other distributions hereafter paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus.

(b)            Upon the occurrence and during the continuance of an Event of Default:

(i)             All rights of each Grantor to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)            Each Grantor shall execute and deliver (or cause to be executed and delivered to the Lender) all such proxies and other instruments as the Lender may reasonably request for the purpose of enabling the Lender to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(b)(i) and to receive the dividends or interest payments which it is entitled to receive and retain pursuant to this Section 7.

(iii)           Dividends or any other cash distributions received by any Grantor in respect of the Pledged Collateral with the exception of cash distributions received from the Company to satisfy Grantor’s tax obligations due to Company profits and to fulfill Grantor’s covenant of Section 6(d) hereof prior to payment in full of all amounts due and owing under or in connection with the Obligations (including principal, premium, if any, interest, fees and expenses on or in connection with the Obligations) shall be received and held in trust for the Lender, and will be promptly paid over to the Lender in the form received for application to the payment of such obligations until all such Obligations have been paid in full in such manner and order and at such time as the Lender shall select.

SECTION 8.          No Transfers and Other Liens. Except as set forth in the May Purchase Agreement, the June Purchase Agreement or this Security Agreement, no Grantor shall sell, exchange or otherwise dispose of, or grant any option, warrant, or other right with respect to or any interest in, any of the Pledged Collateral or create or permit to exist any lien upon or with respect to any of the Pledged Collateral (other than (A) the lien created hereby, (B) Permitted Liens, (C) the transfer of goods, inventory and Collateral in the ordinary course of a Grantor’s business, and (D) transfers to the Company or other subsidiaries of the Company or a Grantor that have pledged their assets as collateral to secure payment of the Secured Obligations.

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SECTION 9.          The Lender Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Lender to be Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in the Lender’s discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a)             to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(b)             to receive, endorse and collect any drafts or other instruments, documents, and chattel paper in connection with Section 9(a); and

(c)             to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Lender with respect to any of the Pledged Collateral.

SECTION 10.        The Lender May Perform. If any Grantor fails to perform any covenant or agreement herein, the Lender may itself perform, or cause performance of, such covenant or agreement, and the expenses of the Lender incurred in connection therewith shall be payable by Grantor.

SECTION 11.        Reasonable Care. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Persons with respect to any Pledged Collateral.

SECTION 12.        Remedies upon an Event of Default; Recourse Nature of Grantor’s Obligations. If any Event of Default shall have occurred:

(a)             The Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Lender on default under the UCC, or under the laws of any other applicable jurisdiction, at that time, and the Lender may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Lender’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral, regardless of whether notice of sale has been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Lender is authorized to conduct any private sale of the Pledged Collateral or any part thereof in a manner that will not require the Pledged Collateral or any part thereof to be registered under the Securities Act or any other applicable securities laws. In this regard, each Grantor acknowledges and agrees that the Lender may, in its discretion, approach a restricted number of potential purchasers and that a sale under those circumstances may yield a lower price for the Pledged Collateral or any part thereof then would otherwise be obtainable if the sale of the Pledged Collateral or any part thereof were registered under the Securities Act and applicable state securities laws. Each Grantor agrees that (i) if the Lender shall so sell the Pledged Collateral or any part thereof at such a private sale or sales, the Lender shall have the right to rely upon the advice or opinion of any federally registered securities broker or dealer as to the best price reasonably obtainable upon such a private sale and (ii) such reliance shall be conclusive evidence that the Lender handled such matter in a commercially reasonable manner.

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(b)             In addition to the rights of the Lender under Section 7, any cash held by the Lender as Pledged Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and then or at any time thereafter applied in whole or in part by the Lender against, the Obligations in such order as the Lender shall select. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by the Lender and remaining after payment in full of all the Obligations shall be paid over to Grantors, or to whomsoever may be lawfully entitled to receive such surplus, within a reasonable period of time; provided, that the Lender shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Security Agreement.

(c)             Without limiting in any manner any of any Grantor’s obligations or any of the Lender's rights under any of the other terms and provisions of this Security Agreement or under any of the terms of the Notes, each Grantor’s liability, and the Lender's recourse to any assets of Grantor other than the Pledged Collateral, upon the occurrence of any Event of Default shall be per the Guaranty between the Lender and Grantors set forth herein.

SECTION 13.        Security Interest Absolute. All rights of the Lender hereunder and all obligations of Grantors hereunder, and the security interest created hereunder shall, to the extent permitted by applicable law, be absolute and unconditional, irrespective of:

(a)             any lack of validity or enforceability of any of the Transaction Documents;

(b)             any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from any of the Transaction Documents;

(c)             any exchange, release, or non-perfection of any collateral standing as security for the Obligations or any liabilities incurred directly or indirectly hereunder or any set-off against any of such liabilities, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

(d)             any other circumstance which might otherwise constitute a defense available to, or a discharge of, Grantor, or any other Person that is obligated in respect of any of the Obligations.

SECTION 14.        Continuing Security Interest; Assignment. This Security Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon each Grantor and its executors, trustees, receivers, successors and permitted assigns; and (b) inure to the benefit of and be enforceable by the Lender, and its trustees, receivers, successors and assigns. No Grantor may assign any of its rights or obligations under this Security Agreement without the Lender's prior written consent; and any such purported assignment without such consent shall be void and ineffective.

SECTION 15.        Waiver of Marshalling. All rights of marshalling of assets of each Grantor, including any such right with respect to the Pledged Collateral, are hereby waived by Grantors.

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SECTION 16.        Additional Guarantors. The Company agrees that any Subsidiary (defined below) of the Company that is not already a party to this Agreement shall, within five (5) business days of becoming a Subsidiary, become a Subsidiary Grantor, with the same force and effect as if originally named as Subsidiary Grantor herein, for all purposes of this Agreement by executing and delivering to the Collateral Agent a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Subsidiary Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Subsidiary Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Grantor as a party to this Agreement. For purposes of this Section 16, “Subsidiary” means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by the Company.

SECTION 17.        No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 18.        GOVERNING LAW. THIS SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS AND AGREEMENTS EXECUTED BY THE PARTIES HERETO UNDER THE LAWS OF THE STATE OF DELAWARE, AND SHALL BE GOVERNED BY, ENFORCED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND APPLICABLE FEDERAL LAW.

SECTION 19.        Notices: Notices, reports, and other communications hereunder shall be in writing, shall be given by personal or courier service or by mail, and shall be deemed to be given and received (i) upon the addressee's receipt if delivered in person or by courier or (ii) upon the earlier of the addressee's receipt and three Business Days following the date such notices, reports, and payments are placed in the United States mail, if properly posted with postage prepaid, by certified mail in an envelope properly addressed, to the addresses denoted under the signatures of the Grantors and the Lender hereto or to such other address as any Party may specify in a written notice to the other Parties in accordance with this Section 19.

SECTION 20.        Headings; Certain Terms. The headings in this Security Agreement are for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Security Agreement or any provision hereof. In this Security Agreement, (a) “include” and “including” do not signify or imply any limitation, (b) “Section” refers to a Section of this Security Agreement, unless otherwise stated, (c) “hereunder,” “hereof,” “hereto,” and similar terms are references to this Security Agreement as a whole, and not to any particular provision of this Security Agreement, and (d) “UCC” refers to the Uniform Commercial Code in effect in the State of Delaware.

SECTION 21.        FINAL AGREEMENT OF THE PARTIES: THIS SECURITY AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS (AS SUCH TERM IS DEFINED IN EACH OF THE MAY PURCHASE AGREEMENT AND THE JUNE PURCHASE AGREEMENT, CONSTITUTES THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

AMENDED & RESTATED GUARANTY AND SECURITY AGREEMENT – PAGE 9

SECTION 22.        Guaranty. The Guarantors hereby, jointly and severally, absolutely, irrevocably and unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Obligations and the performance of all agreements of the Company now or hereafter existing under the Notes and the other Transaction Documents (as such term is defined in each of the May Purchase Agreement and the June Purchase Agreement), whether for principal, interest, fees, expenses or otherwise. In the event of any failure of the Company to pay or perform when due the Obligations under the Notes and the other Transaction Documents (as such term is defined in each of the May Purchase Agreement and the June Purchase Agreement), the Guarantors will, jointly and severally, immediately pay and perform the same at the time and place, and in the funds and manner, provided for in the applicable Transaction Documents (as such term is defined in each of the May Purchase Agreement and the June Purchase Agreement), without set-off, counterclaim or deduction of any kind.

[Signature Page Follows]

AMENDED & RESTATED GUARANTY AND SECURITY AGREEMENT – PAGE 10

IN WITNESS WHEREOF, the Parties have caused this Security Agreement to be duly executed and delivered as of the date first above written.

LENDER:

Greenle Partners LLC Series Alpha P.S.

By:
Alan Uryniak
Managing Member
156 West Saddle River Road
Saddle River, NJ 07458

THE COMPANY:

CorpHousing Group Inc.,
a Delaware corporation

By:
Brian Ferdinand
Chief Executive Officer
2125 Biscayne Blvd., Suite 253
Miami, Florida 33137

GUARANTORS:

SoBeNY Partners Inc.,
a Delaware corporation

By:
	Name:	Brian Ferdinand
	Title:	Chief Executive Officer of CorpHousing Group Inc., Manager
2125 Biscayne Blvd., Suite 253
Miami, Florida 33137

LuxUrban RE Holdings LLC,
a Delaware limited liability company

By:
	Name:	Brian Ferdinand
	Title:	Chief Executive Officer of CorpHousing Group Inc., Manager
2125 Biscayne Blvd., Suite 253
Miami, Florida 33137

AMENDED & RESTATED GUARANTY AND SECURITY AGREEMENT – PAGE 11

LuxUrban LLC,
a Delaware limited liability company

By:
	Name:	Brian Ferdinand
	Title:	Chief Executive Officer of CorpHousing Group Inc., Manager
2125 Biscayne Blvd., Suite 253
Miami, Florida 33137

S-Be Rentals, LLC,
a Florida limited liability company

By:
	Name:	Brian Ferdinand
	Title:	Chief Executive Officer of CorpHousing Group Inc., Manager
2125 Biscayne Blvd., Suite 253
Miami, Florida 33137

Corphousing UK Limited,
a UK private limited company

By:
	Name:	Brian Ferdinand
	Title:	Chief Executive Officer of CorpHousing Group Inc., Manager
2125 Biscayne Blvd., Suite 253
Miami, Florida 33137

CorpHousing RSL LLC,
a Delaware limited liability company

By:
	Name:	Brian Ferdinand
	Title:	Chief Executive Officer of CorpHousing Group Inc., Manager
2125 Biscayne Blvd., Suite 253
Miami, Florida 33137

AMENDED & RESTATED GUARANTY AND SECURITY AGREEMENT – PAGE 12

ATTACHMENT 1

All right, title, interest, claims and demands of each Grantor in and to the following property now held by or hereafter acquired by such Grantor:

1.	All Accounts;

2.	All Chattel Paper;

3.	All Deposit Accounts and cash;

4.	All Documents;

5.	All General Intangibles;

6.	All Goods;

7.	All Instruments;

8.	All Intellectual Property;

9.	All Inventory;

10.	All Investment Property;

11.	All Unencumbered Equipment;

12.	All Pledged Equity; and

13.	All Letter-of-Credit Rights.

To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

The term “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

The term “Intellectual Property” means, with respect to each Grantor, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Grantor, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

AMENDED & RESTATED GUARANTY AND SECURITY AGREEMENT – PAGE 13

The term “Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization or other entity of whatever nature.

The term “Pledged Equity” means, with respect to each Grantor, 100% of the issued and outstanding Equity Interests of each Subsidiary that is directly owned by such Grantor, including, without limitation, the Equity Interests of the Subsidiary Grantors, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following: (a) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and (b) in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of such Grantor.

The term “Subsidiary” means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by a Grantor.

All capitalized terms used in this Attachment 1 and not otherwise defined herein, shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of Delaware as in effect from time to time.

AMENDED & RESTATED GUARANTY AND SECURITY AGREEMENT – PAGE 14

SCHEDULE I

TO THE

GUARANTY AND SECURITY AGREEMENT

Legal Name and Address	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number
CorpHousing Group Inc.	Delaware	Corporation
SoBeNY Partners Inc.	Delaware	Corporation
LuxUrban RE Holdings LLC	Delaware	Limited Liability Company
LuxUrban LLC	Delaware	Limited Liability Company
S-Be Rentals, LLC	Delaware	Limited Liability Company
Corphousing UK Limited	United Kingdom	Private Limited Company
CorpHousing RSL LLC	Delaware	Limited Liability Company

ANNEX A

SUPPLEMENT TO THE AMENDED AND RESTATED

GUARANTY AND SECURITY AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ], to the Amended and Restated Guaranty and Security Agreement dated as of June 30, 2022 (the “Security Agreement”) by and among CorpHousing Group Inc., a Delaware corporation (the “Company”), each of the subsidiaries of the Company listed on the signature pages thereto or that becomes a party thereto pursuant to Section 16 of the Security Agreement (each such entity being a “Subsidiary Grantor” and collectively, the “Subsidiary Grantors”; the Company and the Subsidiary Grantors are referred to collectively as the “Grantors”), and Greenle Partners LLC Series Alpha P.S. (the “Lender”).

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B.            The Grantors have entered into the Security Agreement in order to induce the Lender to make the Loans to the Company.

C.            Section 16 of the Security Agreement provides that each Subsidiary of the Company that is required to become a party to the Security Agreement shall become a Subsidiary Grantor, with the same force and effect as if originally named as a Subsidiary Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lender to make the Loans.

Accordingly, the Lender and the New Grantors agree as follows:

SECTION 1. In accordance with Section 16 of the Security Agreement, each New Grantor by its signature below becomes a Subsidiary Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent for the benefit of the Lender, and hereby grants to the Lender, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Subsidiary Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Lender that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Lender and the Company. This Supplement shall become effective as to each New Grantor when the Lender shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Lender.

A-1

SECTION 4. Such New Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the identity or type of organization or corporate structure of such New Grantor (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (v) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books of records relating to Collateral owned by it.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. This supplement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the state of Delaware.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with the Security Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Company at the Company’s address set forth in the Security Agreement.

IN WITNESS WHEREOF, each New Grantor and the Lender have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

GREENLE PARTNERS LLC SERIES ALPHA P.S.

By:
Name:
Title:

A-2

SCHEDULE I

TO SUPPLEMENT NO.      TO THE AMENDED AND RESTATED

GUARANTY AND SECURITY AGREEMENT

Legal Name and Address	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number